Exhibit 10.23b
AMENDMENT TWO TO EQUIPMENT LEASE AGREEMENT
     This AMENDMENT TWO TO EQUIPMENT LEASE AGREEMENT (this “Amendment Two”) is made effective as of the 31st day of October, 2007, and is entered into by and between (i) the BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS on behalf of THE UNIVERSITY OF ARKANSAS FOR MEDICAL SCIENCES (“Hospital”), and (ii) GK FINANCING, LLC, a California limited liability company (“GKF”),
Recitals:
     WHEREAS, GKF and Hospital executed an Equipment Lease Agreement dated October 29th, 1998 (the “Lease”), a certain amendment to the Equipment Lease Agreement dated September 15, 2005 (“Amendment”) and desire to amend the Lease and Amendment as set forth herein.
     NOW THEREFORE, for valuable consideration received, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
Agreement:
     1. Defined Terms. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Lease.
     2. Upgrade and Cobalt Reload of the Equipment.
     2.1 Upgrade and Cobalt Reload. Subject to the terms and conditions set forth below, (a) GKF, at GKF’s cost and expense, shall replace and upgrade the Equipment to a Leksell Gamma Knife Perfexion model (the “Perfexion Model”) and reload the Equipment (as upgraded) with new cobalt-60 (the “Upgrade and Reload”), which Upgrade and Reload shall be performed at the Site; and (b) GKF shall use its commercially reasonable efforts to perform the Upgrade and Reload during the first half of 2008, subject to availability of Equipment manufacturer to install the Perfexion Model. It is anticipated that the Equipment will be unavailable to perform procedures for approximately four to five weeks due to the Upgrade and Reload process. In addition, GKF agrees to be responsible for all insurance, rigging, site modifications and installation costs related to the Upgrade and Reload, and the de-installation and removal of the existing Equipment.
     2.2 Hospital Support. In connection with both the Upgrade and Reload, Hospital shall provide GKF with Hospital personnel (including Hospital physicists) and services upon request and as required by GKF, among other things, to oversee, supervise and assist with construction and compliance with local, state and federal regulatory requirements and with nuclear regulatory compliance issues and the calibration of the Perfexion Model. GKF shall reimburse Hospital for these agreed upon costs.

     2.3 Permits. Notwithstanding the foregoing, the Upgrade and Reload shall be performed by GKF only after all necessary and appropriate licenses, permits, approvals, consents and authorizations, including, without limitation, the proper handling of the cobalt-60 (collectively, the “Permits”), have been obtained by Hospital. The timing and procedure for such Upgrade and Reload shall be as mutually agreed upon between the parties.
     2.4 All references in this Lease and Amendment to “Equipment” shall be deemed, immediately following its upgrade, to mean the Perfexion Model.
     3. Extension of Lease Term.
          a. It is acknowledged that the Commencement Date of the Lease is September, 1999. In view of the provisions set forth below in this Section, Section 13 of the Lease is hereby amended as noted below.
          b. In consideration of the “Upgrade and Reload” described below, the Term of the Lease as set forth in Section 3 of the Lease is hereby extended for an additional one (1) year (collectively, the “First Extension”). The First Extension shall commence on September 27, 2014 (which is the expiration date of the initial Term of the Lease).
          c. All references in the Lease to the “Term” shall be deemed to refer to the Term, as extended by the First Extension.
     4. Captions. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment Two.
     5. Full Force and Effect. Except as amended by this Amendment Two, all of the terms and provisions of the Lease shall remain in full force and effect.
          IN WITNESS WHEREOF, the parties have executed this Amendment Two effective as of the date first written above.

GK FINANCING, LLC	BOARD OF TRUSTEES OF THE
UNIVERSITY OF ARKANSAS on behalf of
THE UNIVERSITY OF ARKANSAS FOR
MEDICAL SCIENCES

By:	/s/ Ernest A. Bates, M.D.	By:	/s/ Melony Goodhand

Name:	Ernest A. Bates, M.D.	Name:	Melony Goodhand, M.S., CPA
Title:	Policy Committee Member	Title:	UAMS/Vice Chancellor for Finance
and CFO

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